Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 286 to Registration Statement No. 333-148826 on Form N-1A of our reports dated January 27, 2017, relating to the financial statements and financial highlights of Cohen & Steers Global Realty Majors ETF, ALPS Equal Sector Weight ETF, U.S. Equity High Volatility Put Write Index Fund, Barron’s 400SM ETF, ALPS International Sector Dividend Dogs ETF, ALPS Sector Dividend Dogs ETF, ALPS Emerging Sector Dividend Dogs ETF, RiverFront Strategic Income Fund, RiverFront Dynamic Unconstrained Income ETF, RiverFront Dynamic Core Income ETF, RiverFront Dynamic US Dividend Advantage ETF, RiverFront Dynamic US Flex-Cap ETF, Alerian MLP ETF, Alerian Energy Infrastructure ETF, Sprott Gold Miners ETF, Sprott Junior Gold Miners ETF, BUZZ US Sentiment Leaders ETF (formerly known as Sprott BUZZ Social Media Insights ETF), Workplace Equality Portfolio and ALPS Medical Breakthroughs ETF, each a series of ALPS ETF Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended November 30, 2016, and to the references to us under the headings “Financial Highlights” and “Fund Service Providers” in each of the Prospectuses and “Financial Statements” and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are part of such Registration Statement.

/s/DELOITTE & TOUCHE LLP

Denver, Colorado
March 30, 2017